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                                      EXHIBIT 24

                      CONSENT OF BILLER, FIRTH-SMITH & ARCHIBALD

                             CERTIFIED PUBLIC ACCOUNTANTS

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                     CONSENT OF BILLER, FIRTH-SMITH & ARCHIBALD.

                             CERTIFIED PUBLIC ACCOUNTANTS

     The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of HomeLife, Inc. for the years ending May 31, 1997 and May 31, 1998, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Registration Statement for HomeLife, Inc.

/s/ Biller, Firth-Smith & Archibald
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BILLER, FIRTH-SMITH & ARCHIBALD
Certified Public Accountants
18321 Ventura Blvd., Suite 600
Tarzana, California
Dated: February 12, 1999